SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of June 17, 2011 between chatAND, INC., a Nevada corporation (the "Company"), and the buyers listed on the Schedule of Buyers attached hereto and named on each executed counterpart of a signature page hereto (each, a "Buyer" and, collectively, the "Buyers").

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, the Company has agreed to sell and issue to the Buyers, and the Buyers, severally and not jointly, have agreed to purchase from the Company, senior secured convertible promissory notes of the Company, substantially in the form attached hereto as Exhibit A (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the "Notes"), in the aggregate principal amount of $850,000.00;

WHEREAS, in connection with the loan made by the Buyers hereunder, the Company has agreed to issue to the Buyers warrants to purchase up to 4,250,000 shares of the Company's common stock, $0.00001 par value per share (the "Common Stock"), substantially in the form attached hereto as Exhibit B (such warrants, together with any other warrants or other securities issued in exchange or substitution therefore or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the "Warrants");

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the "Registration Rights Agreement"), pursuant to which the Company agrees to provide certain registration rights under the Securities Act (as defined below), with respect to the Conversion Shares (as defined below) and Warrant Shares (as defined below); and

WHEREAS, contemporaneously with the Closing, each holder of Common Stock will execute and deliver a Shareholder Pledge Agreement, substantially in the form attached as Exhibit D (the "Shareholder Pledge Agreement"), pursuant to which each holder will agree to pledge all of the capital stock or other equity interests in the Company that such holder directly owns to the Buyers as collateral for the Notes.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note. In addition to the terms defined elsewhere in this Agreement and the Note, the following terms have the meanings indicated:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

"Business Day" means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

"Buyer Party" shall have the meaning ascribed to such term in Section 7.15.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" has the meaning set forth in Section 2.2.

"Conversion Shares" means any shares of Common Stock issuable upon conversion of the Notes and any interest accrued and outstanding on the Notes.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted principles of good accounting practice in the United States, consistently applied.

"Governmental Authority" shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

"Material Adverse Effect" shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which the Company is party.

"Organic Document" means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

"Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

"Purchase Price" means $850,000.00, representing the aggregate amount to be paid for the Purchased Securities purchased by the Buyers from the Company hereunder.

"Purchased Securities" means the Notes and the Warrants being purchased pursuant to this Agreement.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Securities" means the Notes, the Warrants, the Conversion Shares and the Warrant Shares, collectively.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

"Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

"Trading Market" means any of the following markets or exchanges: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Shareholder Pledge Agreement and any other and all other certificates, documents, agreements and instruments delivered to the Buyer under or in connection with this Agreement.

"Warrant Shares" means any shares of Common Stock issuable upon exercise of the Warrants.

SECTION 2

ISSUANCE OF THE PURCHASED SECURITIES

2.1 The Purchased Securities. On the Closing Date (as defined in Section 2.2 below), upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Buyer severally, but not jointly, agrees to purchase, the Purchased Securities for the Purchase Price. The Notes shall bear interest and shall be due and payable as set forth therein.

2.2 The Closing. The purchase and sale of the Purchased Securities (the "Closing") shall take place at 10:00AM, New York City time on the date of hereof (the "Closing Date"), at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 or at such other time and place as the Company and each Buyer shall mutually agree upon. At the Closing, each Buyer shall deliver to the Company payment of its respective Purchase Price, as is set forth opposite such Buyer's name in column (5) of the Schedule of Buyers, which each Buyer shall deliver by (i) check payable to the Company's order, or (ii) wire transfer of funds to an account designated in writing by the Company prior to the Closing. At the Closing, the Company shall deliver to each Buyer (A) a Note in the aggregate original principal amount as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers and (B) a Warrant pursuant to which such Buyer shall have the right to acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer's name in column (4) of the Schedule of Buyers, in all cases, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.3 Use of Proceeds. The Company agrees to use the full proceeds of the Notes as set forth on Schedule 2.3.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Buyer, severally and not jointly, hereby represents and warrants to the Company, with respect only to itself, that:

3.1 Requisite Power and Authority. Such Buyer has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on such Buyer's part required for the execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of such Buyer, enforceable in accordance with its terms.

3.2 Investment Representations. Such Buyer understands that the Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. The Purchased Securities are being offered and sold pursuant to an exemption from registration and/or qualification contained in the Securities Act by reason of specific exemptions from the registration and/or qualification provisions of the Securities Act that depend

upon, among other things, the bona fide nature of the investment intent and the accuracy of such Buyer's representations as expressed herein.

3.3 Accredited Investor. Such Buyer is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

3.4 Knowledge and Experience. Such Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

3.5 Buyer Bears Economic Risk. Such Buyer acknowledges that the Purchased Securities, the Conversion Shares and the Warrant Shares must be held indefinitely unless subsequently registered and/or qualified under the Securities Act or an exemption from such registration and/or qualification is available. Such Buyer understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the securities.

3.6 Acquisition for Own Account. Such Buyer is acquiring the Purchased Securities for investment for such Buyer's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.7 Residence. The office or offices of such Buyer in which its investment decision was made is located at the address or addresses of such Buyer set forth on the signature page hereto.

3.8 Required Legends.

(a) Such Buyer understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, any instrument evidencing the Notes shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

(b) Such Buyer understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, any instrument evidencing the Warrants shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Buyers that:

4.1 Organization, Good Standing and Qualification; Licenses. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect. Each of the Company and each of its Subsidiaries is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

4.2 Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Securities, has been taken prior to the Closing Date. Each of the Transaction Documents to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.3 Capitalization. The aggregate authorized capital stock of the Company and its Subsidiaries is set forth on Schedule 4.3 hereto. All outstanding shares of capital stock of the Company and its Subsdiaries are held beneficially and of record by the persons as set forth on Schedule 4.3 hereto. Such shares of capital stock of the Company and its Subsidiaries represent all of the issued and outstanding capital stock of the Company and its Subsidiaries, and all of

such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company or its Subsidiaries, are free and clear of any restrictions on transfer and liens and were issued in compliance with any applicable federal and state securities or "blue-sky" laws and regulations. Except as set forth on Schedule 4.3, there are no (a) outstanding securities convertible, exchangeable for or carrying the right to acquire equity securities of the Company or any of its Subsidiaries, (b) subscriptions, warrants, options, rights (including, without limitation, preemptive rights), stock appreciation rights phantom stock interests, or other arrangements or commitments obligating the Company or any of its Subsidiaries to issue, dispose of, repurchase, redeem or otherwise acquire (or to issue, deliver or sell, or cause to be issued, delivered or sold) any of its equity securities or any ownership interests therein, or (c) voting trusts or other agreements to which the Company or any of its Subsidiaries is bound with respect to the voting, transfer or other disposition of its shares of capital stock.

4.4 Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Documents. Neither the Company nor any of its Subsidiaries is in violation or default (a) of any provision of its Organic Documents, (b) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (c) any provision of any federal or state statute, rule or regulation applicable to the Company or any Subsidiary, except in the cases of clause (b) and (c) above, for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under (i) any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien upon any material assets of the Company or any of its Subsidiaries or (ii) any provision of the Organic Documents of the Company or any of its Subsidiaries, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties and which would result in a Material Adverse Effect.

4.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Buyers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to any applicable state securities laws.

4.6 Books and Records. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

4.7 No Undisclosed LiabilitiesThe Company has no liabilities or obligations that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.8 Material Changes. Since the Company's formation, (a) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries has incurred any material liabilities other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (c) the Company has not altered its method of accounting or the identity of its auditors, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) neither the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

4.9 Absence of Litigation. Neither the Company nor any of its Subsidiaries has any material liability or obligation of any nature, whether due or to become due, direct or indirect, absolute, contingent or otherwise, except (a) to the extent reflected as a liability on the Balance Sheet and (b) liabilities incurred in the ordinary course of business after March 31, 2011 and not materially different in nature or in an amount materially inconsistent with those set forth on the Balance Sheet.

4.10 Transaction Documents. All representations and warranties of the Company contained in the Transaction Documents to which it is party are true and correct.

4.11 Licenses and Intellectual Property Rights. The Company and each of its Subsidiaries possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.12 Tax Matters. The Company and each of its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any governmental agency or authority and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being or will be contested in good faith by appropriate Proceedings and for which adequate reserves have been provided in accordance with GAAP. Neither the Company nor any Subsidiary has received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

4.13 Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Company and each of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers'

compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and each of its Subsidiaries operate.

4.14 No Material Adverse Effect. On and as of the date hereof, no event has occurred or condition exists with respect to the Company or any of its Subsidiaries that, to the knowledge of the Company, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

4.15 Disclosure. None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Buyer in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

4.16 Offering. Subject in part to the truth and accuracy of each Buyer's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Purchased Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.17 Issuance of Securities. The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and liens with respect to the issuance thereof and entitled to the rights set forth therein. The Warrant Shares and Conversion Shares are duly authorized and, upon issuance in accordance with the terms of the Warrants and the Notes, respectively, will be validly issued, fully paid and nonassessable and free from taxes and liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

SECTION 5

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL

The obligation of the Company to issue and sell the Purchase Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 5), of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

5.1 Execution of Documents. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

5.2 Payment of Purchase Price. Such Buyer shall have delivered to the Company such Buyer's Purchase Price for the Purchased Securities being purchased by such Buyer at the Closing in accordance with Section 2.2 hereof.

5.3 Representations and Warranties. The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of such Buyer's Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Buyer's Closing Date.

SECTION 6

CONDITIONS TO BUYERS' OBLIGATIONS TO PURCHASE

The obligation of each Buyer to purchase the Purchased Securities from the Company at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 6), of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 Execution of Documents. The Company shall have executed and delivered the Transaction Documents to which it is a party to such Buyer.

6.2 Representations and Warranties. The representations and warranties of the Company herein and in all of the other Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

6.3 Delivery of Purchased Securities. The Company shall have executed and delivered to such Buyer the Purchased Securities to be issued to such Buyer at the Closing.

6.4 Waivers. The Company shall have delivered to such Buyer all waivers, consents, approvals and authorizations required from any Persons for the consummation of the transactions contemplated hereby (including waivers of any preemptive rights held by any Persons), and all such waivers, consents, approvals and authorizations shall be in full force and effect.

6.5 Public Announcements. The Company shall not have made any public announcement regarding the Closing prior to the Closing.

6.6 Additional Documents. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

6.7 Legal Opinion. Such Buyer shall have received the opinion of Krieger & Prager, LLP, the Company's counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

6.8 Lock-Up Agreements. Each stockholder of the Company, other than the Buyers (the "Existing Stockholders"), shall have executed a lock-up agreement in substantially the form attached as Exhibit E hereto.

6.9 Additional Purchase Rights. The Buyers shall have entered into an agreement with the Existing Stockholders, pursuant to which the Buyers have the right to acquire from the Existing Stockholders such number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock outstanding, as calculated on a fully diluted basis as of the date hereof, for an aggregate purchase price of $42,500.

SECTION 7

MISCELLANEOUS

7.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and the Buyers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Buyer or the Company.

7.2 Collateral Agent and Buyer Indemnification.

(a) Each Buyer hereby irrevocably appoints and authorizes the Harborview Value Master Fund, L.P. (the "Pledgee") to act as collateral agent (the "Collateral Agent") on its behalf under the Shareholder Pledge Agreement and under the shareholder pledge agreement between Michael Lebor and David Rosenberg, as pledgors, and the Pledgee, dated as of even date hereof, in favor of the Buyers, and to enter into each of the instruments, documents and agreements, including any pledge agreement, guaranty, financing statements, mortgage or any other security documents (the "Financing Documents"), to which the Pledgee is a party (including in its capacity as Collateral Agent) on such Buyer's behalf and to take such actions as Collateral Agent on such Buyer's behalf and to exercise such powers under the Financing Documents as are delegated to the Collateral Agent or the Pledgee (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto. The Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents as the Collateral Agent shall reasonably be directed by the Buyers having more than a majority of the sum of the aggregate outstanding principal balance of the Notes (the "Requisite Buyers") in accordance with the terms of the Transaction Documents. The Pledgee is authorized and empowered to amend,

modify, or waive any provisions of this Agreement or the other Financing Documents only with the consent of the Requisite Buyers.

(b) Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Buyers shall indemnify the Collateral Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all taxes, which may at any time (including at any time following the payment in full of the Notes and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any other Financing Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Buyer shall be liable for the payment to the Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. In addition, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated hereby or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if any Governmental Authority of any jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Buyer (because the appropriate form was not delivered, was not properly executed, or because such Buyer failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Buyer shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 7.2(b), together with all related costs and expenses (including attorney costs). The obligation of the Buyers in this Section 7.2(b) shall survive the payment of all obligations of the Company hereunder.

(c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined in the Notes) or any event that with the giving of notice or passage of time would constitute an Event of Default unless the Collateral Agent shall have received written notice from a Buyer describing such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default and stating that such notice is a "notice of default". Upon the occurrence and continuance of an Event of Default, or an event that with the giving of notice or passage of time would constitute an Event of Default, the Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents,

provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect of such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as the Collateral Agent shall deem advisable in the best interests of the Buyers. In taking such action or refraining from taking such action without specific direction from the Requisite Buyers, the Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(d) Nothing in this Section 7.2 shall be deemed to limit or otherwise affect the rights of the Pledgee or the Buyers to exercise any remedy provided in this Agreement or any other Transaction Document.

(e) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days prior written notice to the Buyers. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (f) below or as otherwise provided below.

(f) Upon (i) the Buyers' receipt of a notice of resignation by the Collateral Agent in accordance with clause (e) above, or (ii) written notice by the Requisite Buyers to the Collateral Agent of the Requisite Buyers' election to remove the existing Collateral Agent and appoint a successor Collateral Agent, the Requisite Buyers shall have the right to appoint a successor Collateral Agent. Upon the acceptance of a successor's appointment as Collateral Agent hereunder and notice of such acceptance to the retiring Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, the retiring Collateral Agent's resignation shall become immediately effective and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). If no such successor shall have been so appointed by the Requisite Buyers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or the Requisite Buyers give notice of their election to replace the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Buyers (but without any obligation) appoint a successor Collateral Agent without the consent of any Buyer. From and following the expiration of such thirty (30) day period, the Collateral Agent shall have the exclusive right without any Person's consent, upon one (1) Business Day's notice to the Buyers, to make its resignation or removal effective immediately. From and following the effectiveness of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Buyer directly, until such time as the Requisite Buyers appoint a Collateral Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Collateral Agent and its sub-agents after the effectiveness of its resignation or removal hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.

7.3 Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company that may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Purchased Securities, the Warrant Shares, the Conversion Shares and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

7.4 Board of Directors.

(a) The Company shall take any and all actions as may be required under the laws of its state of incorporation, its Organic Documents and any all other applicable laws set forth by any Governmental Authority in order to (i) cause the election of a director designated by the Buyers, which designee shall initially be David Berger, to serve as a member of the Company's Board of Directors from the date hereof until such director designee's resignation, death, removal or disqualification; provided, however, that such director designee must be approved by the Company's Board of Directors prior to being seated as a director, but may subsequently only be removed by the Company's Board of Directors, absent a vote for such removal by the holders of the Company's capital stock entitled to vote on such matters in accordance with any applicable laws set forth by any Governmental Authority, (A) for gross negligence or a material breach of such director designee's fiduciary or similar duties owed to the Company or (B) at any time after the Buyers and/or any of their Affiliates collectively cease to be a Holder of at least (1) Notes convertible into at least 10% of the outstanding voting capital stock of the Company as of the Closing Date, (2) 10% of the outstanding voting capital stock of the Company as of the Closing Date, or (3) any combination thereof (a "10% Holder"); and (ii) if at any time the members of the Company's Board of Directors are to be re-elected by any holders of the Company's capital stock prior to the such time as the Buyers and/or any of their Affiliates collectively cease to be a 10% Holder, include such director designee or replacement (as set forth in Section 7.4(b) below) as a nominee for election or re-election as a member of the Company's Board of Directors, as the case may be, in the proxy statement to be sent to any holders of the Company's capital stock in connection with the next annual or special meeting of such holders entitled to vote on such matters if the re-election of the members of the Company's Board of Directors shall be proposed by the Company's Board of Directors in such proxy statement and, in such instance, the Company's Board of Directors shall recommend to any such holders of its

capital stock entitled to vote at such meeting in such proxy statement the election or re-election, as applicable, of such director designee. For the avoidance of any doubt, at no time shall the Buyers or their Affiliates be entitled to appoint more than a single director designee to the Company's Board of Directors. For purposes of this Section 7.4, the Buyers and/or their Affiliates shall not collectively cease to be a 10% Holder for any reason whatsoever other than their sale or disposition of any Securities.

(b) In the event of the resignation, death, removal or disqualification of such director designee at any time after the date hereof, the Buyers shall be entitled, for so long as they and/or any of their Affiliates collectively remain a 10% Holder, to nominate a replacement director and, after the Company's Board of Directors has approved such designee, the Company's Board of Directors shall, subject to any requisite approvals of any holders of the Company's capital stock entitled to vote on such matters, take such actions as may be necessary under the laws of its state of incorporation, its Organic Documents and any all other applicable laws set forth by any Governmental Authority to elect such nominee to the Company's Board of Directors to serve until his or her resignation, death, removal or disqualification or until his or her successor is duly elected.

7.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Buyer shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

7.6 Listing of Common Stock. The Company hereby agrees to use best efforts to (a) apply to list or quote the Common Stock on a Trading Market and take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until at least five years after the Closing Date and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market for a period of at least five years after the Closing Date, and (b) take all action necessary to cause the Common Stock to be registered under Section 12(b) or 12(g) of the Exchange Act and maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act for a period of at least three years after the Closing Date.

7.7 Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of each of the Buyers. The Purchased Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws. Nothing in this

Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.8 Governing Law; Venue; Jury Trial Waiver.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is brought in an inconvenient forum or that the venue of such suit, action or Proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.11 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient's local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient's local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature pages below with

next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

if to the Company:	with a copy to:
chatAND, INC. 29 Margaret Avenue Lawrence, NY 11559 Attention: Michael Lebor Facsimile:	Krieger & Prager, LLP 39 Broadway, Suite 920 New York, NY 10006 Attention: Samuel M. Krieger, Esq. Facsimile: (212) 363-2999

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.11 by giving the other party written notice of the new address in the manner set forth above.

7.12 Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company and (b) the Buyers holding a majority of the aggregate outstanding principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 7.12 shall be binding upon the Company and the Buyer, and their respective successors and assigns.

7.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.14 Expenses. The Company shall reimburse the reasonable fees of legal counsel for the Buyers with respect to the negotiation, execution and delivery of this Agreement and the other Transaction Documents, and shall, upon receipt of a bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel.

7.15 Indemnification of the Buyers. Subject to the provisions of this Section 7.15, the Company will indemnify and hold each of the Buyers and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members,

partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a "Buyer Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Buyer Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Buyer Party in any capacity, or any of them or their respective Affiliates, by any member of the Company who is not an Affiliate of such Buyer Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Buyer Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Buyer Party may have with any such member or any violations by the Buyer Party of state or federal securities laws or any conduct by the Buyer Party which constitutes fraud, negligence, willful misconduct or malfeasance). If any action shall be brought against any Buyer Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Buyer Party. Any Buyer Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Buyer Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Buyer Party under this Agreement (i) for any settlement by a Buyer Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Buyer Party's breach of any (x) of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or in the other Transaction Documents; or (y) agreement, understanding or arrangement with any third party.

7.16 Register. The Company shall maintain at its principal executive offices a register for the Purchased Securities, in which the Company shall record the name and address of the person in whose name the Purchased Securities have been issued (including the name and address of each transferee). The Company shall keep the register open and available during business hours for inspection by the Buyers or their legal representatives upon prior written notice.

7.17 Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (a) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words "hereof," "herein," "hereto,"

"hereunder" and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

7.18 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

7.19 Disclosures. The Company shall provide each Buyer copies of any proposed public disclosure of the Transaction Documents or the transactions contemplated thereby for its review and comment at least 24 hours prior to its public disclosure made by the Company, whether by means of press releases or otherwise. The Company will reasonably consider all of such Buyer's comments to such public disclosure.

7.20 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.21 Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred twenty percent (120%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

7.22 No Amendments to Organic Documents. The Company shall not amend any Organic Documents of the Company to provide that the shares of capital stock of the Company are not securities governed by Article 8 of the UCC, and the Company hereby agrees and acknowledges that any such vote or consent shall be invalid and any such amendment shall be void ab initio.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

chatAND, Inc., as the Company

By: ______________________________
Name: Michael Lebor
Title: Chief Executive Officer

Address for notices:

chatAND, Inc.

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